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                                                                    Exhibit 28.E

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1996-Q
                                January 10, 2002

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-Q Supplement dated as of September 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the January 15, 2002 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1. The total amount of the distribution to Class A
        Certificateholders on the Payment Date per $1,000
        interest.                                              $          83.605

     2. The amount of the distribution set forth in
        paragraph 1 above in respect of principal on
        the Class A Certificates, per $1,000 interest          $          83.333

     3. The amount of the distribution set forth in
        paragraph 1 above in respect of interest on the
        Class A Certificates, per $1,000 interest              $           0.272

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a. The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Investor Certificates of all Series     $1,871,158,709.18

     b. The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Series 1996-Q Certificates              $  321,832,949.32

     c. The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Class A Certificates                    $  281,748,982.24

     d. The amount of Collections of Receivables processed
        for the Due Period with respect to the current
        Distribution Date which were allocated in respect
        of the Class A Certificates, per $1,000 interest       $         313.054

     e. The amount of Excess Spread for the Due Period with
        respect to the current Distribution Date               $    1,580,745.48

     f. The amount of Reallocated Principal Collections for
        the Due Period with respect to the current
        Distribution Date allocated in respect of the Class
        A Certificates                                         $            0.00

     g. The amount of Excess Finance Charge Collections
        allocated in respect of the Series 1996-Q
        Certificates, if any                                   $            0.00

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                                                                  Series 1996-Q

h. The amount of Excess Principal Collections allocated
   in respect of the Series 1996-Q Certificates, if any      $             0.00

2. Receivables in Trust
-----------------------

a. Aggregate Principal Receivables for the Due Period
   with respect to the current Distribution Date
   (which reflects the Principal Receivables represented
   by the Exchangeable Seller's Certificate and by the
   Investor Certificates of all Series)                      $13,222,935,052.38

b. The amount of Principal Receivables in the Trust
   represented by the Series 1996-Q Certificates (the
   "Invested Amount") for the Due Period with respect
   to the current Distribution Date                          $   161,519,405.78

c. The amount of Principal Receivables in the Trust
   represented by the Class A Certificates (the "Class A
   Invested Amount") for the Due Period with respect to
   the current Distribution Date                             $   150,000,000.00

d. The Invested Percentage with respect to Finance Charge
   Receivables (including Interchange) and Defaulted
   Receivables for the Series 1996-Q Certificates for the
   Due Period with respect to the current Distribution
   Date                                                                   1.222%

e. The Invested Percentage with respect to Principal
   Receivables for the Series 1996-Q Certificates for the
   Due Period with respect to the current Distribution Date               7.779%

f. The Class A Floating Percentage for the Due Period
   with respect to the current Distribution Date                         92.868%

g. The Class A Principal Percentage for the Due Period
   with respect to the current Distribution Date                         87.500%

h. The Collateral Floating Percentage for the Due Period
   with respect to the current Distribution Date                          7.132%

i. The Collateral Principal Percentage for the Due Period
   with respect to the current Distribution Date                         12.500%

3. Delinquent Balances
----------------------

   The aggregate amount of outstanding balances in the
   Accounts which were 30 or more days delinquent as of
   the end of the Due Period for the current Distribution
   Date                                                      $   602,308,605.53

4. Investor Default Amount
--------------------------

a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1996-Q Certificates (the "Investor Default
   Amount")

1. Investor Default Amount                                   $       909,688.16
2. Recoveries                                                $        50,967.77
3. Net Default Receivables                                   $       858,720.39

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                                                                 Series 1996-Q


b. The Class A Investor Default Amount

   1. Investor Default Amount                                    $   844,810.09
   2. Recoveries                                                 $    47,332.80
   3. Net Default Receivables                                    $   797,477.29

c. The Collateral Investor Default Amount

   1. Investor Default Amount                                    $    64,878.07
   2. Recoveries                                                 $     3,634.97
   3. Net Default Receivables                                    $    61,243.10

5. Investor Charge-offs.
------------------------

a. The amount of the Class A Investor Charge-Offs per
   $1,000 interest after reimbursement of any such Class
   A Investor Charge-Offs for the Due Period with respect
   to the current Distribution Date                              $         0.00

b. The amount attributable to Class A Investor Charge-Offs,
   if any, by which the principal balance of the Class A
   Certificates exceeds the Class A Invested Amount as of
   the end of the day on the Record Date with respect to the
   current Distribution Date                                     $         0.00

c. The amount of the Collateral Charge-Offs, if any, for the
   Due Period with respect to the current Distribution Date      $         0.00

6. Monthly Servicing Fee
------------------------

a. The amount of the Monthly Servicing Fee payable from
   available funds by the Trust to the Servicer with respect
   to the current Distribution Date                              $    33,649.88

b. The amount of the Interchange Monthly Servicing Fee
   payable to the Servicer with respect to the current
   Distribution Date                                             $   168,249.38

7. Available Cash Collateral Amount
-----------------------------------

a  The amount, if any, withdrawn from the Cash Collateral
   Account for the current Distribution Date (the "Withdrawal
   Amount")                                                      $         0.00

b. The amount available to be withdrawn from the Cash
   Collateral Account as of the end of the day on the current
   Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date
   (the "Available Cash Collateral Amount" for the next
   Distribution Date)                                            $10,285,714.00

c. The amount as computed in 7.b as a percentage of the Class
   A Invested Amount after giving effect to all reductions
   thereof on the current Distribution Date                              13.714%

8. Collateral Invested Amount
-----------------------------

a. The Collateral Invested Amount for the current Distribution
   Date                                                          $11,519,405.78

b. The Collateral Invested Amount after giving effect to all withdrawals, deposits, and payments on the current
   Distribution Date                                             $         0.00


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                                                                 Series 1996-Q

   9. Total Enhancement
   --------------------

   a. The total Enhancement for the current Distribution Date    $21,805,119.78

   b. The total Enhancement after giving effect to all
      withdrawals, deposits and payments on the current
      Distribution Date                                          $10,285,714.00

C. The Pool Factor
------------------

      The Pool Factor (which represents the ratio of the
      Class A Invested Amount on the last day of the month
      ending on the Record Date adjusted for Class A Investor
      Charge-Offs set forth in B.5.a above and for the
      distributions of principal set forth in A.2 above to
      the Class A Initial Invested Amount). The amount of a
      Class A Certificateholder's pro rata share of the Class
      A Invested Amount can be determined by multiplying the
      original denomination of the holder's Class A Certificate
      by the Pool Factor                                             8.33333333%

D. Deficit Controlled Amortization Amount
-----------------------------------------

   1. The Deficit Controlled Amortization Amount for the
      preceding Due Period                                       $         0.00